Exhibit 99.1

RMG Networks Reports First Quarter 2016 Results

$1.2 Million YoY Improvement in EBITDA

Improved Sales Productivity Drives 25% YoY Increase in Product Revenues

First Quarter Highlights

•

EBITDA1 loss of $0.4 million improved $1.2 million year-over-year

•

Total revenues of $8.7 million decreased 7% year-over-year

•

Product revenues increased 25% year-over-year

•

Operating expenses2 decreased 22% year-over-year

•

Awarded a Gold APEX Award at the Digital Signage Expo (DSE), the world’s largest and longest-running trade show showcasing innovative digital communications

DALLAS, TX – 5/12/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, today announced its financial results for the first quarter ended March 31, 2016.

“The fundamentals of our business continue to improve each quarter as we execute against our strategic plan to deliver innovative and value-added solutions in new market verticals and further diversify sales beyond our core contact center business,” commented Robert Michelson, Chief Executive Officer. “We are particularly encouraged by the improvement in the efficiency and productivity of our sales organization during the first quarter, which drove a 25% increase in product revenue on a year-over-year basis. Simultaneously, our cost rationalization efforts over the past year resulted in a 22% year-over-year decline in operating expenses, ultimately driving a $1.2 million improvement in EBITDA.”

“We made progress on our key growth initiatives, including closing sales orders for three supply chain pilots, a million dollar retail banking deal and a $425,000 contact center deal,” Mr. Michelson continued. “We also advanced discussions with specific, targeted, third-party sales channel partners, who have the potential to augment our growth, and look forward to announcing new partnerships in the coming months. Overall, we are pleased with the strategic and financial progress made during the first quarter. We continue to broaden our customer base, expand our pipeline with larger and more meaningful sales opportunities and are optimistic in our outlook for 2016.”

First Quarter Financial Review

Prior year financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss, due to the completion of the sale of this business on July 1, 2015. As a result, the financial results below reflect the Enterprise business at RMG Networks, reported as continuing operations.

Adjusted Results3

•

Total revenues of $8.7 million represented a decrease of 7% from $9.3 million in the first quarter of 2015.

o

Product sales revenue of $3.9 million increased 25% from $3.1 million in the first quarter of 2015, driven by improved sales productivity during the quarter.

o

Maintenance & content services revenue of $3.4 million remained flat from the first quarter of 2015.

o

Professional services revenue of $1.4 million decreased 51% from $2.9 million in the first quarter of 2015, resulting primarily from installation services performed during the first quarter of 2015, associated with the sale of a large customer solution made during the fourth quarter of 2014.

1

We define EBITDA as operating income (loss) plus depreciation and amortization expenses and stock-based compensation expense. GAAP operating loss was $1.6 million for Q1 2016. See “About Non-GAAP Financial Measures” below and the reconciliation tables at the end of this release for more information regarding non-GAAP financial measures used in this release.

2

Represents total operating expenses from continuing operations, excluding depreciation, amortization and stock-based compensation expenses.

3

Adjusted results exclude the financial impact of a loss recorded in Q1 2015 on a large non-recurring contract. GAAP gross margin was 46.8% in Q1 2015. Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

•

Gross margin of 58.0% was driven by a favorable sales mix, resulting from a larger amount of software sales. Adjusted gross margin was 57.9% in the same period last year.

•

Operating expenses, excluding depreciation, amortization and stock-based compensation expenses, declined to $5.5 million in the first quarter of 2016 from $7.0 million in the first quarter of 2015, resulting from the company’s cost rationalization efforts during 2015.

•

EBITDA4 loss of $0.4 million improved from an adjusted EBITDA loss4 of $1.6 million in the first quarter of 2015.

Reported Results

First Quarter. Total reported revenue for the quarter ended March 31, 2016 was $8.7 million compared to total reported revenue of $9.3 million for the same quarter last year.

Operating loss for the quarter ended March 31, 2016 was $1.6 million compared to $4.0 million for the same quarter last year.

Business Outlook

“As expected, we experienced the historical seasonality that generally impacts our revenues in the first quarter,” noted Mr. Michelson. “Despite top-line seasonality, we narrowed our first quarter EBITDA loss to just over $400,000, a significant improvement over the EBITDA loss reported in each of the first three quarters of 2015 and every quarter of 2014. Looking forward, we are encouraged by the progress we continue to make in our key growth initiatives, and believe the investments we are making in our sales organization will lead to continued sequential revenue growth in 2016.”

Conference Call

Management will host a conference call to discuss these results today, May 12, 2016 at 9 a.m. ET.  To access the call, please dial 1-877-890-5060 (toll free) or 1-678-967-4604 and reference conference 98964161.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for at least 90 days.

A telephonic replay of this conference call will also be available by dialing 1-855-859-2056 (toll free) or 1-800-585-8367 or 1-404-537-3406 and entering passcode: 98964161 from 12 p.m. ET on May 12, 2016 until 11:59 p.m. ET on May 19, 2016.

© 2016 RMG Networks Holding Corporation. RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG Networks

RMG NETWORKS (NASDAQ: RMGN) is a worldwide leader in intelligent visual communications that help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG Networks offers a single point of accountability for integrated data visualization and real-time performance management. The company, who values 70% of the Fortune 100 as clients, is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted Gross Margin, EBITDA and Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted Gross Margin, EBITDA and Adjusted EBITDA as supplemental measures of its operating performance, and believes that many of the company's investors use these non-GAAP measures to monitor the company's performance. These measures should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures. Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

4

GAAP operating loss was $1.6 million and $4.0 million in Q1 2016 and 2015, respectively.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, compensation and other benefits derived from the sale of the Airline Media Networks business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that the anticipated benefits of acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco

800-827-9666

Julie.Rasco@rmgnetworks.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

March 31, 2016 and December 31, 2015

(In thousands, except share and per share information)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,256	$3,206
Accounts receivable, net of allowance for doubtful accounts of $656 and $676, respectively	9,072	10,626
Inventory, net	1,240	1,055
Prepaid assets	1,041	1,154
Total current assets	14,609	16,041
Property and equipment, net	4,089	4,340
Intangible assets, net	8,436	8,988
Loan origination fees	106	123
Other assets	225	226
Total assets	$27,465	$29,718
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$2,134	$3,080
Accrued liabilities	3,303	4,236
Secured line of credit	1,100	400
Loss on long-term contract	441	616
Deferred revenue	8,383	7,507
Total current liabilities	15,361	15,839
Warrant liability	96	96
Deferred revenue – non-current	964	1,519
Deferred tax liabilities	18	18
Deferred rent and other	1,806	1,917
Total liabilities	18,245	19,389
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 37,182,041 shares issued; 36,882,041 shares outstanding, at March 31, 2016 and December 31, 2015.)	4	4
Additional paid-in capital	108,558	108,237
Accumulated comprehensive income (loss)	(308)	(196)
Retained earnings (accumulated deficit)	(98,554)	(97,236)
Treasury Stock, at cost (300,000 shares)	(480)	(480)
Total stockholders’ equity	9,220	10,329
Total liabilities and stockholders’ equity	$27,465	$29,718

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three Months Ended March 31, 2016 and 2015

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Products	$3,855	$3,082
Maintenance and content services	3,409	3,373
Professional services	1,403	2,855
Total Revenue	8,667	9,310
Cost of Revenue:
Products	2,123	1,655
Maintenance and content services	314	366
Professional services	1,206	1,900
Loss on long-term contract	-	1,036
Total Cost of Revenue	3,643	4,957
Gross Profit	5,024	4,353
Operating expenses:
Sales and marketing	1,863	2,340
General and administrative	3,213	4,410
Research and development	701	681
Depreciation and amortization	818	913
Total operating expenses	6,595	8,344
Operating loss	(1,571)	(3,991)
Other Income (Expense):
Gain on change in warrant liability	-	289
Interest expense and other income – net	254	(1,244)
Loss before income taxes and discontinued operations	(1,317)	(4,946)
Income tax benefit	-	(17)
Total loss from continuing operations	(1,317)	(4,929)
Loss from discontinued operations, net of taxes	-	(1,972)
Net loss	(1,317)	(6,901)
Other comprehensive income -
Foreign currency translation adjustments	(112)	(194)
Total comprehensive loss	$(1,429)	$(7,095)
Net loss per share of Common Stock (basic and diluted):
Continuing operations	$(0.04)	$(0.41)
Discontinued operations	-	(0.16)
Net loss per share of Common Stock (basic and diluted):	$(0.04)	$(0.57)
Weighted average shares used in computing basic and diluted net loss per share of Common Stock	36,882,041	12,167,756

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows (Inclusive of Discontinued Operations)

For the Three Months Ended March 31, 2016 and 2015

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(1,317)	$(6,901)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	818	983
Gain on change in warrant liability	-	(289)
Stock-based compensation	321	412
Non-cash loan origination fees	17	743
Non-cash consulting expense	-	120
Non-cash directors’ fees	31	31
Bad debt expense	-	345
Deferred tax expense	-	10
Changes in operating assets and liabilities:
Accounts receivable	1,470	3,000
Inventory	(191)	(315)
Other current assets	110	(69)
Other assets, net	1	(107)
Accounts payable	(945)	(1,247)
Accrued liabilities	(950)	87
Deferred revenue	341	605
(Gain) loss on long-term contract	(175)	1,036
Deferred rent and other liabilities	(111)	(779)
Net cash used in operating activities	(580)	(2,335)

Cash flows from investing activities
Purchases of property and equipment	(19)	(204)
Net cash used in investing activities	(19)	(204)

Cash flows from financing activities
Net borrowings on line of credit, net	700	-
Proceeds from long-term debt	-	1,000
Issuance of preferred shares, net of issuance costs	-	9,627
Net cash provided by financing activities	700	10,627

Effect of exchange rate changes on cash	(51)	(101)

Net increase in cash and cash equivalents	50	7,987

Cash and cash equivalents, beginning of period	3,206	3,077

Cash and cash equivalents, end of period	$3,256	$11,064

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$33	$549
Cash paid during the period for income taxes	$-	$18

Non-cash Supplemental information:
Long-term notes payable paid through issuance of preferred shares	$-	$15,000

RMG Networks Holding Corporation

Reconciliation of Gross Profit

For the Three Months Ended March 31, 2016 and 2015

(In thousands)

Three Months Ended March 31, 2016 (GAAP)
(Unaudited)
Revenue:
Products	$3,855
Maintenance and content services	3,409
Professional services	1,403
Total Revenue	8,667

Cost of Revenue	3,643

Gross Profit	$5,024

	Three Months Ended March 31, 2015 (GAAP)	Loss on Long-Term Contract	Adjusted (Non-GAAP)
	(Unaudited)
Revenue:
Products	$3,082	$-	$3,082
Maintenance and content services	3,373	-	3,373
Professional services	2,855	-	2,855
Total Revenue	9,310	-	9,310

Cost of Revenue	4,957	(1,036)	3,921

Gross Profit	$4,353	$1,036	$5,389

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the completion of the sale of this business on July 1, 2015. As a result, these financial results reflect the Enterprise business at RMG Networks, reported as continuing operations.

RMG Networks Holding Corporation

Reconciliation of Operating Loss to Adjusted EBITDA

(In thousands)

	First Quarter
	2016	2015
Operating loss	$(1,571)	$(3,991)

Depreciation and amortization	818	913
Stock-based compensation	321	412

EBITDA	$(432)	$(2,666)

Loss on long-term contract	-	1,036

Adjusted EBITDA	$(432)	$(1,630)

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the completion of the sale of this business on July 1, 2015. As a result, these financial results reflect the Enterprise business at RMG Networks, reported as continuing operations.